EXHIBIT 99.1

A10 Networks Expects Third Quarter 2017 Revenue to Exceed Prior Outlook
Announces Departure of EVP Worldwide Sales
Schedules Third Quarter 2017 Financial Results Conference Call

SAN JOSE, Calif., Sept. 28, 2017 – A10 Networks, Inc. (NYSE: ATEN), a Secure Application Services™ company, today announced that it expects revenue for its third quarter 2017 to exceed management's prior outlook provided on July 27, 2017. A10 Networks currently expects revenue to be between $59 million and $60 million, above its prior guidance of $53 million to $57 million. The company also expects to report a profit on a non-GAAP basis.

The company also announced the departure of Ray Smets, EVP of worldwide sales, effective in the fourth quarter. The company has initiated a search for a new worldwide sales leader, and during the interim, Tom Constantino, CFO of A10 Networks, will assume responsibility of the sales organization.

"We expect to deliver a strong third quarter, led by sales into our marquee service provider customers. We look forward to discussing our full results on our conference call in October," said Lee Chen, president and chief executive officer of A10 Networks. "Ray has been a key contributor to A10, including building a strong sales team. We thank Ray for his service and wish him all the best in his future endeavors. We have considerable talent within A10 and are confident in our ability to manage a smooth transition."

Conference Call Information
The company also announced it will release its financial results for the third quarter ended Sept. 30, 2017 after the U.S. markets close on Thursday, Oct. 26, 2017. Management will host a call that day at 1:30 p.m. Pacific time (4:30 p.m. Eastern time) to discuss the results.

Interested parties may access the conference call by dialing +1-844-792-3728 or +1-412-317-5105.

A live audio webcast of the conference call will be accessible from the “Investors” section of A10 Networks’ website at investors.a10networks.com. The webcast will be archived for a period of one year. A telephonic replay of the conference call will be available one hour after the call and will run for five business days and may be accessed by dialing +1-877-344-7529 or +1-412-317-0088 and entering the passcode 10112610.

A presentation with management’s prepared remarks on its full third quarter 2017 financial results and supplemental financial information will be posted to the website following the issuance of the company’s third quarter 2017 results press release after U.S. markets close on Thursday, Oct. 26, 2017. These materials will be accessible from the “Investor Relations” section of A10 Networks website at investors.a10networks.com.

Forward-Looking Statements
This press release contains “forward-looking statements,” including statements regarding our revenue expectations for the third quarter, our expectation that we will report a profit on a non-GAAP basis, and our expectation that we will deliver strong third quarter results. Forward-looking statements are subject to known and unknown risks and uncertainties and are based on assumptions that may prove to be incorrect, which could cause actual results to differ materially from those expected or implied by the forward-looking statements. Factors that may cause actual results to differ include sales execution risks for the remainder of the quarter and any material adjustments that may arise in connection with the completion of the company's customary quarterly close and review procedures.

Non-GAAP Financial Measures
In addition to disclosing financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), this press release references profit on a non-GAAP basis. Profit on a non-GAAP basis does not have any standardized meaning and is therefore unlikely to be comparable to similarly titled measures presented by other companies.

About A10 Networks

A10 Networks (NYSE:ATEN) is a Secure Application Services™ company, providing a range of high-performance application networking solutions that help organizations ensure that their data center applications and networks remain highly available, accelerated and secure. Founded in 2004, A10 Networks is based in San Jose, Calif., and serves customers globally with offices worldwide. For more information, visit: www.a10networks.com and @A10Networks.

The A10 logo, A10 Networks, A10 Harmony, Thunder and A10 Lightning and Secure Application Services are trademarks or registered trademarks of A10 Networks, Inc. in the United States and other countries. All other trademarks are the property of their respective owners.

Source: A10 Networks, Inc.

Investor Contact:
Maria Riley
The Blueshirt Group
415-217-7722
investors@a10networks.com